SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 12, 2009

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 Zanker Road

San Jose, California

95112

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 12, 2009, the Board of Directors of Integrated Silicon Solution, Inc. (“ISSI”) approved an amendment and restatement of ISSI’s bylaws, which was effective immediately upon approval. Pursuant to the amendment and restatement, the following changes were made to ISSI’s bylaws:

•	The requirement to hold ISSI’s annual meeting of stockholders on the second Thursday of January in each year absent an alternative designation by the Board of Directors was removed.

•

The notice procedures for stockholders to properly bring matters before an annual meeting of stockholders were revised to, among other things: require that notice be delivered no later than the than the 45th day nor earlier than the 75th day before the one-year anniversary of the date of the proxy materials for the preceding year’s annual meeting; and to further specify the information required be included in the stockholder notice.

•

The procedures for stockholders to properly nominate a candidate for election to ISSI’s Board of Directors at an annual or special meeting of stockholders were revised to, among other things: further specify the information regarding the director nominee required be provided to ISSI; and require the nominee to state in writing that such nominee will owe a fiduciary duty under Delaware law with respect to ISSI and its stockholders. In the case of an annual meeting, a notice of nomination must be delivered to ISSI within the period described above applicable to bringing matters before an annual meeting of stockholders. In the case of a special meeting, a notice of nomination must be delivered no later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the public announcement of the date of the special meeting.

•	The persons who may call a special meeting of stockholders has been limited to the Board of Directors, the chairman of the Board of Directors, the president or the chief executive officer of ISSI.

•	The power to adjourn an annual or special meeting of stockholders has been vested in the chairperson of such meeting, in addition to the stockholders.

•	To provide that notice of special Board meetings may be given by electronic transmission in addition to the other specified methods.

The foregoing description of such amendments is qualified in its entirety by reference to the text of the Amended and Restated Bylaws of Integrated Silicon Solution, Inc. attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01	Other Events.

On June 12, 2009, the Board of Directors of ISSI adopted the following ISSI Stockholder Rights Policy:

Consistent with its fiduciary duties, the ISSI Board is continually working with ISSI’s management to act in the best long-term interests of the company and its stockholders. The Board regularly reviews ISSI’s strategic plans and alternatives, as well as their potential value to ISSI and its stockholders under various scenarios. As part of these efforts, the Board has determined that in the event that ISSI is the target of coercive or abusive takeover tactics, including opportunistic bids which fail to adequately take into account the long-term value of ISSI, the Board may, subject to its fiduciary duties, adopt a stockholder rights plan.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of Integrated Silicon Solution, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, INC.

Date: June 16, 2009	/s/ JOHN M. COBB
John M. Cobb
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

3.1	Amended and Restated Bylaws of Integrated Silicon Solution, Inc.